UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 6, 2014

 GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Drusilla Lane, Suite B
Baton Rouge, Louisiana 70809
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 577-2438

450 7th Ave, 39th Floor
New York, NY 10123
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On June 6, 2014, the Board of Directors of Green Energy Management Services Holdings, Inc. (the “Company”) implemented certain management changes.  David Selig ceased serving as the Company’s Chief Financial Officer and the agreement with Selig & Associates, Inc. regarding the services to be provided by Mr. Selig to the Company was terminated, effective as of May 30, 2014.  Dr. Thomson, the Company’s Interim Chief Executive Officer and Chairman of the Board, was appointed to serve as the Acting Chief Financial Officer (and Principal Accounting Officer) of the Company, effective as of the same date.  The Board will continue to search for a suitable candidate to be appointed as a full-time Chief Financial Officer of the Company.  No new compensatory or severance arrangements were entered into in connection with these leadership changes.

Dr. Thomson’s biography and business experience is set forth in “Item 10. Directors, Executive Officers and Corporate Governance” of the Company’s Annual Report on Form 10-K (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: June 12, 2014	By:	/s/ Dr. Robert Thomson
Name: Dr. Robert Thomson
Title: Interim Chief Executive Officer